Exhibit 99.1

NEWS RELEASE

VICTORY CAPITAL TO ACQUIRE USAA ASSET MANAGEMENT COMPANY

Significantly Diversifies Asset Base, Enhances Investment Capabilities and Increases Scale

Provides Entry into New Distribution Channel with Loyal Member Base

Cleveland, Ohio, and San Antonio, Texas, November 6, 2018 — Victory Capital Holdings, Inc. (NASDAQ:VCTR) (“Victory Capital” or “the Company”) and USAA® today announced that Victory Capital has entered into a definitive purchase agreement to acquire USAA Asset Management Company (which includes its Mutual Fund and ETF businesses and USAA 529 College Savings Plan). As of September 30, 2018, USAA Asset Management Company had $69.2 billion in assets under management (AUM) in 53 investment funds. Based on AUM as of September 30, 2018, Victory Capital would have approximately $144.4 billion in firmwide AUM1 at the close of the transaction.

USAA Asset Management Company, based in San Antonio, Texas, was formed to serve the investment needs of the military community and their families. Today, it is a leading investment firm with a full suite of investment capabilities, a strong investment performance track record and a distinguished reputation for service to its members. Barron’s named USAA Asset Management the 12th Best Fund Family of 2016 and the 23rd Best Fund Family of 2017. It was also ranked 3rd in the taxable bond category for 2016 and 5th for 2017.

USAA Asset Management Company will become Victory Capital’s 11th Investment Franchise and it will have the rights to offer products and services using the USAA brand. As part of Victory Capital, USAA’s investment teams will continue serving the investment needs of the military community and their families by employing the disciplined investment processes that they have used in the past.

The acquisition of USAA Asset Management Company represents a substantial expansion and diversification of Victory Capital’s investment platform, particularly in the fixed income and solutions asset classes. Victory Capital will extend its Solutions Platform to include target date and target risk strategies, managed volatility mutual funds and active fixed income ETFs. It will also add to its lineup of asset allocation portfolios and smart beta equity ETFs. USAA Asset Management Company also offers sub-advised and multi-manager equity funds that will expand the choices for Victory Capital clients. Based on AUM on September 30, 2018, Victory Capital’s AUM by asset class pro forma for the acquisition would be 48% equities, 26% solutions, 19% fixed income and 7% money market.1

The transaction also provides a new and unique opportunity for Victory Capital to offer its products to USAA members through a direct member-based channel with attractive organic growth and retention rates. USAA mutual funds have experienced an average 10-year organic growth rate of 3.4% compared with 1.1% for their active manager peers.2

“USAA is renowned for its exceptional commitment to serving the military community, and we are honored to continue its long-standing tradition of putting member needs first,” said David Brown, Chairman and Chief Executive Officer of Victory Capital.

“The acquisition of USAA Asset Management Company is a strong diversifier for us with the addition of quality investment teams and products and provides us entry into a new distribution channel with a loyal member base. “It increases our size and scale, enhances our ability to attract and retain top investment talent, and leverages our investments in critical components of our business, such as technology, operations, investment support and client service, across a broader base of assets,” Mr. Brown added.

“We continually look to deliver on our mission, facilitating the financial security of members through highly competitive products and services for the military community,” said Stuart Parker, Chief Executive Officer, USAA. “We believe Victory Capital is well positioned to provide a broader selection of leading-edge investment solutions to our members over the long term while maintaining the high standards of service that our members expect. We are committed to working with employees and members to ensure a smooth transition.”

Victory Capital and USAA share a commitment to investment excellence and client service that aligns the two organizations and creates a foundation upon which to build a strong future working relationship. Victory Capital intends to establish a significant presence in San Antonio and further enhance investment services for USAA members. Victory Capital also plans to develop a nationwide financial literacy platform designed to support the military community, USAA members and their families.

Under terms of the purchase agreement, Victory Capital will acquire USAA Asset Management Company for $850 million plus the opportunity for additional contingent payments based on future business performance. Victory Capital expects to finance the transaction through a combination of debt and cash on the balance sheet. It is expected to result in significant accretion to earnings per share as well as value creation for Victory Capital shareholders through expense synergies and the opportunity for meaningful organic growth. The acquisition is expected to close in the second quarter of 2019, and is subject to regulatory and other customary approvals, conditions and consents, including approval by USAA mutual fund and ETF shareholders and Board of Trustees.

1. Based on AUM as of September 30, 2018, for Victory Capital, USAA Asset Management Company and Harvest Volatility Management, LLC. Note: Excludes $11.8 billion of AUM in the USAA mutual funds as of September 30, 2018 that are invested through the Managed Money product offered for customers of USAA’s brokerage business. Victory Capital is not acquiring the USAA brokerage business. Pro forma revenue and pro forma EBITDA do not include any revenue from AUM invested through the Managed Money product or related expenses. 2.SimFunds as of September 30, 2018. Organic growth calculated as net new flows/beginning of period AUM. Market and USAA mutual fund figures exclude money market AUM.

Investor Conference Call

Victory Capital will host a conference call and webcast at 8:00 a.m. Eastern Time tomorrow, November 7, 2018. The call can be accessed via telephone at 866-465-5145 (domestic) or 409-220-9945 (international).  Please reference the Victory Capital Conference Call.

A recorded replay of the conference call will be available shortly after the conclusion of the live call and can be accessed through November 21, 2018 by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international), and entering the Conference ID Number 2746159. The slide presentation and webcast of the conference call can be accessed on the Events page of the Victory Capital’s investor relations website at https://ir.vcm.com.

Barclays Capital Inc. and RBC Capital Markets served as financial advisors and Willkie Farr & Gallagher LLP acted as legal advisor to Victory Capital in this transaction. Goldman Sachs & Co. LLC served as financial advisor and Simpson Thachar & Bartlett LLP acted as legal advisor to USAA.

About Victory Capital

Victory Capital is a global investment management firm operating a next-generation, integrated multi-boutique business model with $63.6 billion in assets under management as of September 30, 2018.

Victory Capital’s differentiated model is comprised of nine Investment Franchises*, each with an independent culture and investment approach. Additionally, the Company offers a rules-based Solutions Platform, featuring the VictoryShares ETF brand, as well as custom and multi-asset class solutions. The Company’s Investment Franchises and Solutions Platform are supported by a centralized distribution, marketing and operational environment, in which our investment professionals can focus on the pursuit of investment excellence.

Victory Capital provides institutions, financial advisors and retirement platforms with a variety of asset classes and investment vehicles, including separately managed accounts, collective trusts, mutual funds, ETFs, UCITs and UMA/SMA vehicles.

For more information, please visit www.vcm.com.

*Harvest Volatility Management, LLC will become Victory Capital’s 10th Investment Franchise. The acquisition of Harvest is expected to close by the end of the first quarter of 2019, and is subject to regulatory and other customary approvals, conditions and consents, including approval by Harvest’s clients.

About USAA

The USAA family of companies provides insurance, banking, investments, retirement products and advice to more than 12.7 million current and former members of the U.S. military and their families. Known for legendary commitment to members, USAA consistently is recognized for outstanding service, employee well-being and financial strength. USAA membership is open to all who are serving our nation in the U.S. military or have received a discharge type of Honorable – and their eligible family members. Founded in 1922, USAA is headquartered in San Antonio. For more information about USAA, follow us on Facebook or Twitter (@USAA), or visit usaa.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an “investment company” under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the dual class structure of the Company’s common stock; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Investor Relations Website

Victory Capital may use the Investor Relations section of its website, https://ir.vcm.com, to disclose material information to investors and the marketplace as a means of disclosing material, non-public information and for complying with disclosure obligations under Regulation Fair Disclosure (“Reg FD”).  Victory Capital encourages investors, the media and other interested parties to visit its investor relations website regularly.

Contacts

Media:

For USAA:

Matthew Hartwig, 210-819-9109

matthew.hartwig@usaa.com

For Victory Capital:
Tricia Ross, 310-622-8226

tross@finprofiles.com

Investors:

Lisa Mueller, 310-622-8231

lmueller@finprofiles.com

Barron’s ranked USAA Asset Management 12th overall and 3rd in the Taxable Bond category out 61 fund families for the one-year period ended December 31, 2016 and 23rd overall and 5th in the Taxable Bond category out of 58 firms for the one-year period ended December 31, 2017.

How Barron’s Ranks the Fund Families

All mutual and exchange-traded funds are required to report their returns (to regulators, as well as in advertising and marketing material) after fees are deducted, to better reflect what investors would actually receive. But our aim is to measure managers’ skill, independent of expenses beyond annual management fees. That’s a large part of why we calculate returns before any 12b-1 fees are deducted. Similarly, loads, or sales charges, aren’t included in our calculation of returns. The other reason? The multitude of share classes makes it nearly impossible to ascertain what a typical investor would pay in terms of annual expenses or loads.

Each fund’s performance is measured against all of the other funds in its Lipper category, with a percentile ranking of 100 being the highest and one the lowest. The result is then weighted by asset size, relative to the fund family’s other assets in its general classification. If a family’s biggest funds do well, that boosts its overall showing; poor performance in its biggest funds hurts a firm’s ranking. To be included in our survey, a firm must have at least three funds in the general equity category, one world equity, one mixed asset (such as a balanced or target-date fund), two taxable bonds, and one national tax-exempt bond fund.

We have historically excluded single-sector and single-country stock funds, but those are now included, as part of the general equity category. We exclude all index funds, including pure index, enhanced index, and index-based. But we include actively managed exchange-traded funds and ETFs with indexing strategies that are not the traditional capitalization-weighted or equal-weighted.

Finally, the score is multiplied by the weighting of its general classification, as determined by the entire Lipper universe of funds. The category weightings for the one-year results in 2017 were general equity, 36.1%; mixed asset, 19.9%; world equity, 18.7%; taxable bond, 21.2%; and tax-exempt bond, 4%.

The scoring: Say a fund in the general U.S. equity category has $500 million in assets, accounting for half of a firm’s assets in that category, and its performance lands it in the 75th percentile for the category. The first calculation would be 75 times 0.5, which comes to 37.5. That score is then multiplied by 36.1%, general equity’s overall weighting in Lipper’s universe. So it would be 37.5 times 0.361, which equals 13.54. Similar calculations are done for each fund in our study. Then the numbers are added for each category and overall. The shop with the highest total score wins. The same process is repeated to determine five- and 10-year rankings.

Source: “Barron’s Best Fund Families”, March 12, 2018.